UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 7, 2006

Date of Report (Date of earliest event reported)

SERVICE BANCORP, INC.

(Exact name of registrant as specified in its charter)

0-24935

(Commission File Number)

Massachusetts	04-3430806
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

81 Main Street, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

1-800-339-4346

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2006, Strata Bank a wholly-owned subsidiary of Service Bancorp, Inc. issued a press release announcing the signing of a definitive agreement to lease 20,400 square feet of office space located at the Beaulieu Business Park South-122 Grove Street, Franklin Massachusetts, which will become the Bank’s new Executive and Operations Center. The initial lease term is for ten years with options to extend the lease for four extension periods of five years each. The term of the lease is expected to commence in early 2007 following the completion of the construction of the interior of the building that the Bank is to occupy. The annual base rent for the initial term is $408,000 per year plus the Bank’s pro-rata share of real estate taxes and property maintenance. The landlord for the property is to provide a building allowance of up to $368,000 for constructions costs for the interior of the building incurred by Strata Bank. Al-Je Beau Realty Trust, 120 Grove Street, Franklin Massachusetts, is the landlord and owner of 122 Grove Street. Al-Je Beau Realty Trust has a banking relationship with Strata Bank, which includes a commercial real estate loan on the 122 Grove Street property. A copy of the release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Shell Company Transactions.

Not applicable

(d)	Exhibits.

99.1 Press Release dated September 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE BANCORP, INC.

By:	/s/ Dana S. Philbrook
Dana S. Philbrook
Chief Financial Officer

Date: September 12, 2006

EXHIBIT INDEX

99.1	Press Release, dated September 7, 2006